UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

The Simply Good Foods Company

(Exact name of registrant as specified in its charter)

Delaware	001-38115	82-1038121
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMPL	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on April 29, 2024, Simply Good Foods USA, Inc., a New York corporation (“Simply USA”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among Simply USA, Only What You Need, Inc., a Delaware corporation (the “Target”), and Safe Brands, LLC, a Delaware limited liability company (the “Seller”). Simply USA is an indirect wholly owned subsidiary of The Simply Good Foods Company (the “Company”).

On June 13, 2024, pursuant to the Purchase Agreement, Simply USA completed the acquisition (the “Acquisition”) of the Target by acquiring 100% of the equity interests of the Target for a cash purchase price of $280,000,000 (subject to customary adjustments for the Target’s levels of cash, indebtedness, net working capital and transaction expenses as of the closing).

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2024, Simply USA, which is the Administrative Borrower under the Credit Agreement (as defined below), entered into that certain Amendment No. 6 (Incremental Facility Amendment) (the “Credit Agreement Amendment”) to that certain Credit Agreement, dated as of July 7, 2017, among Atkins Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), Conyers Park Acquisition Corp., a Delaware corporation, Simply USA, Atkins Nutritionals Holdings, Inc., a Delaware corporation (“ANH”), Atkins Nutritionals Holdings II, Inc., a Delaware corporation (“ANH II”), NCP-ATK Holdings, Inc., a Delaware corporation, (“NCP” and, together with Simply USA, ANH, and ANHII, the “Borrowers”), the lenders party thereto and Barclays Bank PLC, as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the Credit Agreement Amendment, the Borrowers established a $250,000,000 incremental term facility (the loans thereunder, the “2024 Incremental Term Loans”), which have substantially the same terms as the existing term loans under the Credit Agreement, including an interest rate of SOFR plus a credit spread adjustment equal to 0.10% for one-month SOFR, 0.15% for up to three-month SOFR and 0.25% for up to six-month SOFR, subject to a floor of 0.50%, plus 2.50% margin and a maturity date of March 17, 2027. The proceeds of the 2024 Incremental Term Loans were used to fund, among other things, (i) the payment of consideration pursuant to the terms and conditions of the Purchase Agreement, and any other payments contemplated by the Purchase Agreement, (ii) the repayment in full (or the termination, discharge or defeasance (or arrangements for the termination, discharge or defeasance)) of all outstanding indebtedness of Target under that certain Credit Agreement, dated as of March 29, 2023, by and among Target, the other borrowers and guarantors party thereto and Raven Asset-Based Credit (Onshore) Fund II LP, as such agreement has been amended, supplemented or otherwise modified through April 29, 2024, (iii) fees, premiums and expenses incurred in connection with the foregoing and transactions related thereto, and (iv) working capital and general corporate purposes, including maintaining cash on the balance sheet of Holdings and its subsidiaries.

A copy of the Credit Agreement Amendment is attached as Exhibit 10.1 and is incorporated herein by reference. The above description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment.

A copy of the Credit Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which has been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 30, 2024, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On June 13, 2024, the Company issued a press release announcing the completion of the Acquisition. The press release is attached hereto as Exhibit 99.1.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement unless specifically identified therein as being incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 6 (Incremental Facility Amendment), dated as of June 13, 2024, among Atkins Intermediate Holdings, LLC, a Delaware limited liability company, Conyers Park Acquisition Corp., a Delaware corporation, Simply Good Foods USA, Inc., a Delaware corporation, Atkins Nutritionals Holdings, Inc., a Delaware corporation, Atkins Nutritionals Holdings II, Inc., a Delaware corporation, NCP-ATK Holdings, Inc., a Delaware corporation, the lenders party thereto and Barclays Bank PLC, as administrative agent.

99.1	Press Release dated June 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2024	By:	/s/ Shaun P. Mara
		Name:	Shaun P. Mara
		Title:	Chief Financial Officer
(Principal Financial Officer)

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